Exhibit 4.1

EXECUTION VERSION

MIDAMERICAN ENERGY COMPANY

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

AMENDMENT NUMBER 1

Dated as of April 3, 2014

to the

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 19, 2013

AMENDING THE BASE INDENTURE

Dated as of September 9, 2013

AND

ESTABLISHING AND CREATING

2.40% FIRST MORTGAGE BONDS DUE 2019

3.70% FIRST MORTGAGE BONDS DUE 2023

4.80% FIRST MORTGAGE BONDS DUE 2043

AMENDMENT NUMBER 1, dated as of April 3, 2014 (this “Amendment”), between MIDAMERICAN ENERGY COMPANY, a corporation duly organized and existing under the laws of the State of Iowa (herein called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a New York banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the “Trustee”), to the First Supplemental Indenture, dated as of September 19, 2013 (the “First Supplemental Indenture”), between the Company and the Trustee, supplementing and amending the Indenture, dated as of September 9, 2013 (the “Base Indenture”), between the Company and the Trustee. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Base Indenture.

W I T N E S S E T H :

WHEREAS, the Company has heretofore executed and delivered to the Trustee the First Supplemental Indenture providing for the issuance of the Company’s 2.40% First Mortgage Bonds due 2019 (the “2019 First Mortgage Bonds”), 3.70% First Mortgage Bonds due 2023 (the “2023 First Mortgage Bonds”) and 4.80% First Mortgage Bonds due 2043 (collectively with the 2019 First Mortgage Bonds and the 2023 First Mortgage Bonds, the “Bonds”);

WHEREAS, Section 3.09 of the First Supplemental Indenture provides that the Company may from time to time, without the consent of the holders of the Bonds of the applicable series, create and issue further securities having the same terms and conditions as the Bonds of such series in all respects, except for the original issue date and offering price (such further securities, the “Additional Bonds”) and further provides that Additional Bonds of each series issued in this manner will be consolidated with, and form a single series with, the Bonds of such series and shall thereafter be deemed Bonds of such series for all purposes;

WHEREAS, the Company desires to create and issue Additional Bonds having the same terms and conditions as the 2019 First Mortgage Bonds, except for the original issue date and offering price (such Additional Bonds, the “Additional 2019 First Mortgage Bonds”), which Additional 2019 First Mortgage Bonds shall be consolidated with, and form a single series with, the 2019 First Mortgage Bonds previously issued. The Additional 2019 First Mortgage Bonds will be known as the Company’s “2.40% First Mortgage Bonds due 2019” and will have the terms and provisions specified in the First Supplemental Indenture as further supplemented by this Amendment;

WHEREAS, the execution and delivery by the Company of this Amendment, and the terms of the Bonds and Additional 2019 First Mortgage Bonds herein referred to, have been duly authorized by the Board in or pursuant to appropriate resolutions; and

WHEREAS, all acts and things necessary to make the Additional 2019 First Mortgage Bonds, when executed by the Company and authenticated and delivered by the Trustee as provided in the Base Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding agreement according to its terms, have been done and performed;.

NOW, THEREFORE, THIS AMENDMENT WITNESSETH:

That in consideration of the premises and of the acceptance and purchase of the Additional 2019 First Mortgage Bonds by the holders thereof and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal benefit of holders of 2019 First Mortgage Bonds, as follows:

1.	General Terms And Conditions of the Additional Bonds

There are hereby authorized and established Additional 2019 First Mortgage Bonds designated the “2.40% First Mortgage Bonds due 2019” which shall be consolidated with, and form a single series with, the 2019 First Mortgage Bonds. The Additional Bonds will initially be limited to an aggregate principal amount of $150,000,000, and immediately after issuance of the Additional 2019 First Mortgage Bonds, the aggregate principal amount of 2019 First Mortgage Bonds will be $500,000,000. The terms and conditions of the Additional 2019 First Mortgage Bonds are the same as those of the 2019 First Mortgage Bonds as specified in the First Supplemental Indenture as amended by this Amendment, provided that interest shall initially begin to accrue on the Additional 2019 First Mortgage Bonds only from March 15, 2014.

2.	Construction

This Amendment is executed as and shall be construed as an indenture supplemental to the Base Indenture and shall be construed in connection with and as part of the First Supplemental Indenture. The First Supplemental Indenture shall be deemed to be modified as herein provided, but except as modified hereby, the First Supplemental Indenture shall continue in full force and effect. The First Supplemental Indenture as modified hereby shall be read, taken and construed as one and the same instrument.

Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the First Supplemental Indenture without making specific reference to this Amendment, but nevertheless all such references shall be deemed to refer to the First Supplemental Indenture as amended hereby unless the context otherwise requires.

3.	Effect of Headings

The headings herein are for convenience only and shall not affect the construction hereof.

4.	Successors and Assigns

All covenants and agreements contained in this Amendment made by the Company shall bind its successors and assigns, whether so expressed or not.

5.	Separability

In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.	Benefits of Amendment

Nothing in this Amendment, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the holders of the 2019 First Mortgage Bonds, any benefit or any legal or equitable right, remedy or claim under this Amendment.

7.	Execution and Counterparts

This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

8.	Trustee Not Responsible for Recitals

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Amendment. The Trustee shall not be accountable for the use or application by the Company of the Additional 2019 First Mortgage Bonds or the proceeds thereof.

9.	Governing Law

This Amendment shall be governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the TIA shall be applicable and except to the extent that the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall mandatorily govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Mortgage or exercise of remedies with respect to, such portion of the Mortgaged Property.

10.	Effectiveness

This Amendment shall become effective upon execution by the Company and the Trustee.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereof have caused this Amendment to be duly executed by their respective officers or directors duly authorized thereto, all as of the day and year first above written.

MIDAMERICAN ENERGY COMPANY

By:	/s/ Calvin D. Haack
	Name:	Calvin D. Haack
	Title:	Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Richard Tarnas
	Name:	Richard Tarnas
	Title:	Vice President

[Amendment Number 1 to First Supplemental Indenture]